As filed with the Securities and Exchange Commission on March 3, 2015
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PANERA BREAD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2723701
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of Principal Executive Offices)	(Zip Code)
Employee Stock Purchase Plan
(Full Title of the Plan)

Louis DiPietro
Senior Vice President and General Counsel and Secretary
Panera Bread Company
3630 South Geyer Road, Suite 100
St. Louis, MO 63127
(Name and Address of Agent For Service)
(314) 984-1000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.0001 par value per share	100,000 shares	$158.49 (2)	$15,849,000 (2)	$1,842

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on February 24, 2015.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed to register an additional 100,000 shares of Class A Common Stock, $.0001 par value per share, of Panera Bread Company (the “Registrant”) issuable under the Registrant’s Employee Stock Purchase Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission relating to the Plan:

(1) File No. 333-168762, filed on August 11, 2010;

(2) File No. 333-143277, filed on May 25, 2007;

(3) File No. 333-31857, filed on July 23, 1997; and

(4) File No. 333-46683, filed on March 26, 1992.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 3rd day of March, 2015.
PANERA BREAD COMPANY

By:    /s/ Ronald M. Shaich
Ronald M. Shaich
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Panera Bread Company, hereby severally constitute and appoint Ronald M. Shaich and Scott G. Blair, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Panera Bread Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD M. SHAICH	Chairman and Chief Executive Officer	March 3, 2015
Ronald M. Shaich	(Principal Executive Officer)

/s/ WILLIAM W. MORETON	Executive Vice Chairman, Chief Financial Officer	March 3, 2015
William W. Moreton	(Principal Financial Officer)

/s/ MARK D. WOOLDRIDGE	VP, Controller, Chief Accounting Officer	March 3, 2015
Mark D. Wooldridge	(Principal Accounting Officer)

/s/ DOMENIC COLASACCO	Director	March 3, 2015
Domenic Colasacco

/s/ FRED K. FOULKES	Director	March 3, 2015
Fred K. Foulkes

/s/ LARRY J. FRANKLIN	Director	March 3, 2015
Larry J. Franklin

/s/ DIANE HESSAN	Director	March 3, 2015
Diane Hessan

/s/ THOMAS E. LYNCH	Director	March 3, 2015
Thomas E. Lynch

INDEX TO EXHIBITS

Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended and restated through June 7, 2002 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 13, 2002 (File No. 0-19253), as filed with the Commission on August 26, 2002 and incorporated herein by reference)

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-19253), as filed with the Commission on May 25, 2011 and incorporated herein by reference)

4.3
Second Amended and Restated Bylaws of the Registrant, as amended through March 9, 2012 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-19253), as filed with the Commission on March 15, 2012 and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of the Registrant’s Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1
Employee Stock Purchase Plan, as amended (filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A dated April 22, 2014 (File No. 0-19253), as filed with the Commission on April 22, 2014 and incorporated herein by reference)